Consent of Independent Certified Public Accountants


Stockholders and Board of Directors
Bion Environmental Technologies, Inc
Littleton, CO  80120


We hereby consent to the incorporation by reference in Registration Statement No. 333-38704 of Bion Environmental Technologies, Inc. (the "Company") on Form S-8, dated June 6, 2000 relating to the consolidated financial statements appearing in the Annual Report of Form 10-KSB of Bion Environmental Technologies, Inc. for the year ended June 30, 2000. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

                                    /s/ BDO Seidman, LLP

September 28, 2000
Denver, Colorado